UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 6, 2009

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Address of principal executive offices, including zip code; telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, at the 2009 Annual Meeting of Stockholders, the stockholders of Amgen Inc. (the “Company”) approved the adoption of the Amgen Inc. 2009 Equity Incentive Plan (the “2009 Plan”). The 2009 Plan replaces the Company’s existing equity plans and the Company’s equity compensation plans established for the Company’s foreign affiliates (the “Prior Plans” 1). After May 6, 2009, no further awards will be made under the Prior Plans.

A summary of the principal provisions of the 2009 Plan is set forth below. This summary is qualified by reference to the full text of the 2009 Plan, which is incorporated by this reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2009.

Administration

The 2009 Plan will be administered by the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”). Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more directors appointed by the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a “non-employee director” within the meaning of the rules under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “independent director” under the rules of the NASDAQ (or other principal securities market on which shares of the Company’s Common Stock, as defined below, are traded). The Compensation Committee may delegate to a committee of one or more members of the Board, or one or more of the Company’s officers, the authority to grant or amend awards to participants other than senior executives who are subject to Section 16 of the Exchange Act, employees who are “covered employees” within the meaning of Section 162(m) of the Code, and the regulations thereunder, or a Board member or an officer to whom authority has been delegated under the 2009 Plan to grant or amend awards.

The Board, acting by a majority of its members in office, will have authority to administer the 2009 Plan with respect to awards granted to non-employee members of the Board, the equity award committee of the Board (the “Equity Award Committee”) has been delegated the authority to administer the 2009 Plan with respect to awards granted to certain non-key employees, and the Compensation Committee will have authority to administer the 2009 Plan to all other eligible individuals. All references to “Administrator” in this summary shall mean, as applicable, the full Board, the Compensation Committee or the Equity Award Committee as the entity to which the administration of the 2009 Plan has been delegated within the limits described in the 2009 Plan. Unless otherwise limited by the Board, the Administrator will have the authority to administer the 2009 Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Limitation on Awards and Shares Available

The 2009 Plan authorizes the issuance of one hundred million (100,000,000) shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted under any Prior Plan (after December 31, 2008 and before May 6, 2009) and less 1.9 shares for every one (1) share that was subject to an award other than an option or stock appreciation right granted under any Prior Plan (after December 31, 2008 and before May 6, 2009). If any shares subject to an award granted after December 31, 2008 under any Prior Plan are forfeited or expire or are settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2009 Plan and the shares subject to such awards will be added back to the pool of available shares under the 2009 Plan as (i) one (1) share if such shares were subject to options or stock appreciation rights, granted under any Prior Plan, and (ii) as 1.9 shares if such shares were subject to awards other than options or stock appreciation rights granted under any Prior Plan.

Shares that are subject to awards of options or stock appreciation rights granted under the 2009 Plan will be counted against the pool of available shares under the 2009 Plan as one (1) share for every one (1) share granted. Shares that are subject to awards granted under the 2009 Plan other than options or stock appreciation rights will be counted against the pool of available shares under the 2009 Plan as 1.9 shares for every one (1) share granted. Subject to certain permitted adjustments, the number of shares authorized for grant as incentive stock options shall be no more than the total number of shares authorized for grant under the 2009 Plan.

[1]

The “Prior Plans” consist of the following plans: The Amgen Inc. Amended and Restated 1991 Equity Incentive Plan, the Amgen Inc. Amended and Restated 1999 Equity Incentive Plan, the Amgen Inc. Amended and Restated 1999 Incentive Stock Plan, the Amgen Limited Sharesave Plan, the Amgen Limited 2000 U.K. Company Employee Share Option Plan, and the Amgen Technology Ireland Irish Tax Approved Share Plan.

If any shares subject to an award under the 2009 Plan are forfeited or expire or an award under the 2009 Plan is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2009 Plan and the shares subject to such awards will be added back to the pool of available shares under the 2009 Plan as (i) one (1) share if such shares were subject to an option or stock appreciation right granted under the 2009 Plan, and (ii) as 1.9 shares if such shares were subject to awards other than options or stock appreciation rights granted under the 2009 Plan.

The maximum number of shares of the Company’s Common Stock that may be subject to one or more awards granted to any one participant pursuant to the 2009 Plan during any calendar year is four million (4,000,000) and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any performance-based award is fifteen million dollars ($15,000,000).

Eligibility and Awards

Persons eligible to participate in the 2009 Plan are non-employee members of the Company’s Board, and the employees and consultants of the Company and its subsidiaries and affiliates, as determined by the Administrator. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance-based awards, dividend equivalents, stock payments, and deferred stock awards. The 2009 Plan is designed to permit awards made under the 2009 Plan, including equity awards and incentive cash bonuses, to qualify as “performance-based compensation” under Section 162(m) of the Code. Each award will be evidenced by a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. The Administrator has adopted form award agreements and programs for use under the 2009 Plan, certain of which are attached hereto.

Approval of the 2009 Plan by the Company’s stockholders also constituted approval for purposes of Section 162(m) of the Code of the performance units for the 2009-2011 performance period commencing January 1, 2009 and ending December 31, 2011 that were granted under the Amgen Inc. 2009 Performance Award Program that implements the 2009 Plan, as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2009.

Amendment and Termination

The Board may terminate, amend or modify the 2009 Plan at any time; however, except to the extent permitted by the 2009 Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available under the 2009 Plan, (ii) reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, and (iii) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, except with respect to any Substitute Award (as defined in the 2009 Plan).

Miscellaneous

The 2009 Plan also contains provisions with respect to payment of purchase prices, vesting and expiration of awards, treatment of awards upon a change of control of the Company, adjustments for stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. Various other terms, conditions and limitations apply, as further described in the 2009 Plan.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

10.1	Amgen Inc. 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Amgen Inc.’s Proxy Statement filed on March 26, 2009).

10.2*	Form of Restricted Stock Unit Agreement

10.3*	Form of Stock Option Agreement

10.4*	Amgen Inc. 2009 Performance Award Program

10.5*	Form of Performance Unit Agreement

10.6*	Amgen Inc. 2009 Director Equity Incentive Program

10.7*	Form of Grant of Non-Qualified Stock Option Agreement (Director Equity Incentive Program)

10.8*	Form of Restricted Stock Unit Agreement (Director Equity Incentive Program)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 8, 2009

INDEX TO EXHIBITS

Item Number	Exhibit

10.1	Amgen Inc. 2009 Equity Incentive Plan (incorporated by reference to Appendix A to Amgen Inc.’s Proxy Statement filed on March 26, 2009).

10.2*	Form of Restricted Stock Unit Agreement

10.3*	Form of Stock Option Agreement

10.4*	Amgen Inc. 2009 Performance Award Program

10.5*	Form of Performance Unit Agreement

10.6*	Amgen Inc. 2009 Director Equity Incentive Program

10.7*	Form of Grant of Non-Qualified Stock Option Agreement (Director Equity Incentive Program)

10.8*	Form of Restricted Stock Unit Agreement (Director Equity Incentive Program)

*	Filed herewith